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                                                                  Exhibit 10.3.2

                                 FIRST AMENDMENT

                                       TO

                              EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "First Amendment") is made and entered into as of the 31st day of December, 1999, by and between CompuCredit Corporation, a Georgia corporation ("CompuCredit"), and ___________, an individual resident of the State of Georgia ("Employee").

         WHEREAS, the parties hereto have entered into that certain Employment Agreement (the "Agreement"), dated as of January 1, 1999, providing for the employment of Employee by CompuCredit on the terms and conditions contained in the Agreement; and

         WHEREAS, the parties hereto now desire to amend the Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, for and in consideration of Employee's continued employment with CompuCredit and the promises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CompuCredit and Employee agree as follows:

         1. TERM OF EMPLOYMENT. Section 2.1 of the Agreement is hereby amended by deleting such section in its entirety and by substituting the following in lieu thereof:

                  "2.1 TERM OF EMPLOYMENT. The term of Employee's employment under this Agreement shall commence on January 1, 1999 and shall continue for an initial term (the "Initial Term") of two (2) years, unless sooner terminated in accordance with Section 2.2. Upon expiration of the Initial Term, Employee's employment hereunder shall be continued (upon the same terms, subject to the same conditions and at the same salary or at a salary agreed to by both CompuCredit and Employee) after such expiration indefinitely on an at will basis, subject to termination at any time by either party on not less than thirty (30) days prior written notice by either party, or as otherwise provided pursuant to Section 2.2 of this Agreement. The Initial Term and any additional period of time Employee is employed by CompuCredit thereafter shall be collectively referred to as the "Term.""

         2. INCONSISTENT PROVISIONS. All provisions of the Agreement which have not been amended by this First Amendment shall remain in full force and effect. Notwithstanding the foregoing, to the extent that there is any inconsistency between the provisions of the Agreement and the provisions of this First Amendment, the provisions of this First Amendment shall control.

         3. COUNTERPARTS. This First Amendment may be executed in two or more counterparts all of which when taken together shall constitute a single original.


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         IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment as of the date first above written.

                               CompuCredit Corporation

                               By:  /s/ Rohit H. Kirpalani
                                    -------------------------------------------
                                      Rohit H. Kirpalani, General Counsel
                                        and Secretary

                               By:
                                      -----------------------------------------
                                      Employee


                                    SCHEDULE

         This schedule sets forth each Employee with whom the Company has entered into this First Amendment to Employment Agreement.

         David G. Hanna

         Brett M. Samsky

         Richard House

         Richard W. Gilbert

         Ashley L. Johnson